Exhibit 99.1

Cano Health Appoints Mark Kent Permanent Chief Executive Officer

Mr. Kent immediately joins Board of Directors, replacing Dr. Marlow Hernandez who has stepped down

MIAMI, August 21, 2023 /PRNewswire/ — Cano Health, Inc. (“Cano Health” or the “Company”), a leading value-based primary care provider and population health company, today announced that its Board of Directors has appointed Mark Kent as Chief Executive Officer, effective immediately. The Board also elected Mr. Kent, who has served as interim Chief Executive Officer since June 16, 2023, to Cano Health’s Board of Directors. The Board also announced that Dr. Marlow Hernandez has stepped down from the Board effective immediately.

Regarding Mr. Kent’s appointment, the Board issued the following statement:

“Over the past several months, Mark Kent has demonstrated that he is the right person to lead Cano Health during this important period. His deep strategic and operational experience in both emerging and established health care companies gives him the skills and expertise to take the difficult but necessary steps to refocus our company to deliver value for all our stakeholders. We look forward to continuing to work closely with him to execute on the strategy outlined during our most recent earnings update and realize the profitability and value embedded in our business.”

About Mark Kent

Prior to joining Cano Health, Mr. Kent founded three startup healthcare companies which help provider practices operate successfully within value-based arrangements: Care Management Resources, Total Health Medical Centers and Your Partners in Health. He has also held numerous senior executive roles, including having served as CEO of Women’s Health Care Hospital in Evansville, Indiana and as CEO & Regional President of all Humana-owned, Florida-based primary care practices, which today are known as Conviva Care Centers.

Mr. Kent is a nurse by training and earned a Master’s in Business Administration from Purdue University. He is double board certified as a Fellow of the American College of Health Care Executives and a Fellow of the American College of Medical Practice Executives. He also proudly serves on numerous national and local boards including the Broward Health Foundation Board.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect actual results, performance or achievements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “believes,” “foresees,” “forecasts,” “plans,” “intends,” “estimates” or other words or phrases of similar import, including, without limitation, (i) our belief that Mr. Kent has deep strategic and operational experience in both emerging and established health care companies giving him the skills and expertise to take the difficult but necessary steps to refocus our company to deliver value for all our stakeholders; and (ii) our plans to execute on the strategy outlined during our most recent earnings update and realize the profitability and value embedded in our business. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations and financial condition. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, the regulatory environment, competitive conditions, and/or consumer receptivity to our services; changes in our strategy, future operations, prospects and plans; developments and uncertainties related to the Direct Contracting Entity program; our ability to realize expected financial results, including with respect to patient membership, total revenue and earnings; our ability to predict and control our medical cost ratio; our ability to grow market share in existing markets and continue our growth; our ability to integrate our acquisitions and achieve desired synergies; our ability to maintain our relationships with health plans and other key payors; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; our ability to attract and retain members of management and our Board of Directors; and/or our ability to recruit and retain qualified team members and independent physicians. Actual results may also differ materially from such forward-looking statements for a number of other reasons, including those set forth in our filings with the SEC, including, without limitation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023 (the “2022 Form 10-K”), as well as our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2023 (which may be viewed on the SEC’s website at http://www.sec.gov or on our website at http://www.investors.canohealth.com/ir-home), as well as reasons including, without limitation, our experiencing delays or difficulties in, and/or unexpected or less than anticipated results from our efforts to: (i) deliver value for all our stakeholders, such as due to less than anticipated revenues, Adjusted EBITDA, cash flows and/or other sources of liquidity; and/or (ii) our plans to execute on our strategy and/or realize the profitability embedded in our business, such as due to a broad recessionary economic environment, less than anticipated sources of liquidity, difficulties or delays in consummating one or more asset or other sale transactions, in whole or in part, unanticipated demands on our available sources of cash, tightness in the credit or M&A markets, higher interest rates, less than anticipated cost reductions from our restructuring activities and/or a sustained higher inflationary environment. For a detailed discussion of other risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the SEC, including, without limitation, our 2022 Form 10-K. Factors other than those listed above could also cause our results to differ materially from expected results. Forward-looking statements speak only as of the date they are made and, except as required by law, we undertake no obligation or duty to publicly update or revise any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Additionally, the business and financial materials and any other statement or disclosure on or made available through the Company’s websites or other websites referenced herein shall not be incorporated by reference into this release.

About Cano Health

Cano Health (NYSE: CANO) is a high-touch, technology-powered healthcare company delivering personalized, value-based primary care to approximately 380,000 members. With its headquarters in Miami, Florida, Cano Health is transforming healthcare by delivering primary care that measurably improves the health, wellness, and quality of life of its patients and the communities it serves. Founded in 2009, Cano Health has more than 4,000 employees, and operates primary care medical centers and supports affiliated providers in nine states and Puerto Rico. For more information, visit canohealth.com or investors.canohealth.com.

Contacts

Investors:

investors@canohealth.com

Media:

mediarelations@canohealth.com